UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2026

European Wax Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40714	86-3150064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas 75024

(Address of principal executive offices and Zip Code)

(469) 264-8123

(Registrant telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2026, European Wax Center, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glow Midco, LLC, a Delaware limited liability company (“Parent”), Glow Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub Inc.”), Glow Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub LLC,” and together with Parent and Merger Sub Inc., the “Buyer Parties”) and EWC Ventures, LLC, a Delaware limited liability company and subsidiary of the Company (“Opco”), providing for (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving corporation, and (ii) the merger of Merger Sub LLC with and into Opco, with Opco continuing as the surviving limited liability company (collectively, the “Mergers”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

A special committee (the “Special Committee”) of independent and disinterested members of the Company’s board of directors (the “Company Board”) unanimously adopted resolutions recommending that the Company Board approve and adopt the Merger Agreement, and the transactions contemplated thereby and agreeing to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement. Thereafter, the Company Board approved the Merger Agreement and the transactions contemplated thereby and agreed to recommend that the stockholders of the Company adopt the Merger Agreement. The Special Committee determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders. The Company Board determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders. Additionally, the Company, in its capacity as the managing member of Opco, has determined that the Merger Agreement and the transactions contemplated therein are advisable, fair to and in the best interests of Opco and its members.

At the effective time of the Mergers (the “Effective Time”):

(i) except as set forth in paragraph (ii) and (iii) below, each share of Company Class A common stock, par value $0.00001 per share (“Class A Common Stock”) outstanding as of immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $5.80 per share (the “Class A Per Share Price”);

(ii) each share of Company Class B common stock, par value $0.00001 per share (“Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”) outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $0.00001 per share (the “Class B Per Share Price”); and

(iii) each share of Common Stock that is (A) held by the Company as treasury stock or otherwise, (B) owned by the Buyer Parties (including the shares held by the GA Stockholders), (C) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties as of immediately prior to the Effective Time, or (D) a share of Class A Common Stock corresponding to a share of Company Restricted Stock that is outstanding and not vested at the Effective Time, taking into account any acceleration of vesting that occurs upon the Effective Time (each an “Unvested Restricted Stock Award”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

The Merger Agreement also provides that, at the Effective Time, automatically and without any required action on the part of the holder thereof:

(i) except as set forth in paragraph (ii) and (iii) below, each limited liability company interest of Opco (“Opco Common Unit”) outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash amount equal to the excess of the Class A Per Share Price over the Class B Per Share Price;

(ii) each Opco Common Unit that is (x) held by Opco or any of its Subsidiaries in treasury or otherwise; or (y) owned by the Buyer Parties or owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties as of immediately prior to the LLC Merger Effective Time will be cancelled and extinguished without any conversion thereof or consideration paid therefor;

(iii) each Opco Common Unit that is owned directly or indirectly by the Company will be unaffected by the LLC Merger and will remain outstanding as a common unit of the Surviving LLC held by the Company;

(iv) each outstanding Company stock option granted under the European Wax Center, Inc. 2021 Omnibus Incentive Plan (the “2021 Equity Plan”) or the European Wax Center, Inc. 2025 Inducement Plan (the “2025 Inducement Plan”) that is vested at the Effective Time, taking into account any acceleration of vesting that occurs upon the Effective Time (each, a “Vested Company Option”), will be cancelled and converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Class A Common Stock subject to such Vested Company Option multiplied by (B) the excess, if any, of the Class A Per Share Price over the exercise price per share of Class A Common Stock underlying such Vested Company Option; provided that any Vested Company Option that has an exercise price per share of Class A Common Stock that is greater than or equal to the Class A Per Share Price will be cancelled at the Effective Time for no consideration;

(v) each outstanding and unvested Company stock option granted under the 2021 Equity Plan and the 2025 Inducement Plan will be converted into the right to receive a cash-based award in an amount equal to the product of (A) the excess, if any, of (1) the Class A Per Share Price over (2) the per-share exercise price for such Company stock option, multiplied by (B) the total number of shares of Class A Common Stock underlying such Company stock option, which cash-based award will be subject to the same vesting conditions as the applicable Company stock option; provided that if the per-share exercise price for such Company stock option is equal to or greater than the Per Share Price, such Company stock option will be forfeited and cancelled for no consideration;

(vi) each outstanding Company restricted stock unit that is subject to vesting conditions (a “Company RSU”) that has vested but not yet settled as of the Effective Time will be cancelled and converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Class A Common Stock subject to such Company RSU multiplied by (B) the Class A Per Share Price;

(vii) each outstanding and unvested Company RSU will be cancelled and converted into the right to receive a cash-based award in an amount equal to the product of (A) the total number of shares of Class A Common Stock subject to such Company RSU multiplied by (B) the Class A Per Share Price, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU;

(viii) each outstanding and unvested award of Company Restricted Stock will be cancelled and converted into the right to receive a cash-based award in an amount equal to the product of (A) the total number of shares of Class A Common Stock subject to such Unvested Restricted Stock Award multiplied by (B) the Class A Per Share Price, which cash-based award will remain subject to the same vesting conditions as the applicable Unvested Restricted Stock Award; and

(ix) each share of Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will be cancelled and extinguished and automatically converted into the right to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL.

Conditions to the Mergers

Consummation of the Mergers is subject to certain conditions set forth in the Merger Agreement, including: (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Class A Common Stock to adopt the Merger Agreement; (ii) the affirmative vote of a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL) (which, for the avoidance of doubt, shall exclude any stockholder that is not an Unaffiliated Company Stockholder) to adopt the Merger Agreement; (iii) expiration or termination of any waiting periods applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement), or, in certain cases, other qualifications agreed by the parties and set forth in the Merger Agreement); (v) absence of any law or order prohibiting the Mergers; and (vi) in the case of the Buyer Parties’ obligations to consummate the Mergers, the absence of a Company Material Adverse Effect.

No-Shop

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate or engage in discussions or negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company and the Special Committee, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

Regulatory Efforts

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the Mergers. If and to the extent necessary to obtain clearance of the Mergers pursuant to the HSR Act, the Buyer Parties must offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries and any other restrictions on the activities of the Company and its Subsidiaries, except, in each case, if any of the foregoing would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or if such action is not conditioned upon Closing.

Termination and Fees

The Merger Agreement contains certain termination rights for the Buyer Parties. Upon termination of the Merger Agreement under specified circumstances, including the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent a termination fee of $6,600,000 (the “Company Termination Fee”). The Company Termination Fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within one year of the termination.

The Merger Agreement further provides that the Company may terminate the Merger Agreement and receive a reverse termination fee from Parent equal to $19,000,000 (the “Parent Termination Fee”) if (i) any of the Buyer Parties breaches, and does not cure, any representation or covenant that would result in any conditions to the Company’s obligation to consummate the Mergers not to be satisfied or (ii) all conditions to the Mergers have been satisfied (subject to customary exceptions) and the Buyer Parties fail to consummate the Mergers within three (3) Business Days of receiving written notification from the Company. Under the Merger Agreement, the Company may also receive the Parent Termination Fee if the Merger Agreement is terminated by the Parent due to the Mergers not having been consummated on or prior to the Termination Date (as defined below) if, at the time of this termination, the Company would have been entitled to terminate the Merger Agreement in accordance with the immediately preceding sentence.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Closing has not occurred by August 9, 2026 (the “Termination Date”).

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the consummation of the Mergers. The Merger Agreement also provides that the Company and Opco on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Mergers if the conditions set forth in the Merger Agreement are satisfied. The Buyer Parties’ liability for monetary damages for breaches of the Merger Agreement is limited to the Parent Termination Fee plus applicable enforcement costs. The Company’s liability for monetary damages for breaches of the Merger Agreement is limited to the Company Termination Fee plus applicable enforcement costs.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Opco, Parent, Merger Sub Inc., Merger Sub LLC or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Opco, Parent, Merger Sub Inc., and Merger Sub LLC and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

If the Mergers are consummated, the Company Common Stock will be de-listed from the Nasdaq Global Select Market and de-registered under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the Effective Time.

Financing the Mergers

HPS Investment Partners, LLC (the “Lender”) has committed to provide Parent with debt financing in an aggregate principal amount of $74 million on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to customary closing conditions.

Additionally, on February 9, 2026, in connection with the execution of the Merger Agreement, Parent has delivered an equity commitment letter from General Atlantic Partners 100, L.P. (the “Guarantor”) in favor of the Parent and pursuant to which, on the terms and conditions contained therein, the Guarantor is committed to contribute up to $110 million in cash at the Closing in respect of the Parent’s payment obligations (including merger consideration and related fees and expenses), subject to satisfaction or waiver of the closing conditions.

Also on February 9, 2026, in connection with the execution of the Merger Agreement, Parent has delivered a limited guarantee from the Guarantor in favor of the Company and pursuant to which, on the terms and subject to the conditions contained therein, the Guarantor is guaranteeing payment of the Parent Termination Fee payable by Parent under certain circumstances, as well as certain enforcement costs and certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the limited guarantee.

Support Agreement

Also on February 9, 2026, in connection with the Company’s execution of the Merger Agreement, various affiliates of Parent, which include GAPCO AIV Interholdco (EW), L.P., GA AIV-1 B Interholdco (EW), L.P., and General Atlantic Partners AIV (EW), L.P. (the “GA Stockholders”), entered into a Support Agreement (the “Support Agreement”) with Parent and the Company, pursuant to which the GA Stockholders have agreed, among other things, to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and the approval of the Mergers and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Mergers or any of the transactions contemplated by the Merger Agreement. The Support Agreement also includes certain restrictions on transfer of shares of Company Common Stock by the stockholders in connection with the transactions. Pursuant to the Support Agreement, the GA Stockholders have also agreed, on the terms and subject to the conditions set forth in the Support Agreement, to, among other things, (i) consent to the Mergers for purposes of the Stockholders’ Agreement to which the GA Stockholders and the Company are party and (ii) waive the acceleration of certain payment obligations under the Tax Receivable Agreement arising from the Mergers.

The foregoing description of the Support Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein. The Support Agreement has been included to provide investors with information regarding their terms. It is not intended to provide any other factual information about the Company, Parent, Buyer Parties, and their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Support Agreement is made only for purposes of the Support Agreement as to the specific dates therein, were solely for the benefit of the applicable parties to the Support Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Support Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Support Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Buyer Parties, and the transactions contemplated by the Support Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Support Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Item 8.01.	Other Events.

On February 10, 2026 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 9, 2026, by and among European Wax Center, Inc., EWC Ventures, LLC, Glow Midco, LLC, Glow Merger Sub 1, Inc., and Glow Merger Sub 2, LLC.

10.1	Support Agreement, dated as of February 9, 2026, by and among European Wax Center, Inc., Glow Midco, LLC, and the stockholders party thereto.

99.1	Joint Press Release, dated as of February 10, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “likely,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties, including statements regarding: the transactions contemplated by the Merger Agreement (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits of the Transaction and plans, opportunities, and anticipated future performance. Some of the key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the operational and financial results of franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain and effectively respond to a loss of key executives; recruitment efforts; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver their products; changes in supply costs and decreases in the Company’s product sourcing revenue, including due to the imposition of tariffs; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits the Company may claim; changes in general economic and business conditions, including changes due to tariff policy and geopolitical tensions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on the Investors Relations section of the Company’s website at https://www.waxcenter.com and on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any forward-looking statement that the Company makes in this Current Report speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3. The Company may also file other documents with the SEC regarding the Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Investors Relations of the Company’s website at https://www.waxcenter.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000095017025055872/ewcz_proxy_2025.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended January 4, 2025, which was filed with the SEC on March 11, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1856236/000095017025037202/ewcz-20250104.htm), and in the sections entitled “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000095017025055872/ewcz_proxy_2025.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026

EUROPEAN WAX CENTER, INC.

By:	/s/ Christopher Morris
Name:	Christopher Morris
Title:	Chief Executive Officer and Chairman